                            GENERAL POWER OF ATTORNEY

         I, Alvin E. Kite, of Marion County,  State of Indiana,  hereby appoint
John A. Kite, of Marion County, State of Indiana, as my Attorney in Fact.

         This Power of Attorney shall become  effective  upon the execution hereof.  It shall not be terminated by my  incapacity.  My Attorney in Fact shall exercise the powers granted  hereunder in a fiduciary  capacity with due care and in good faith.  My Attorney in Fact shall have the power:

        1.       To take all action  with  respect to my  property  and
affairs as I could take as fully and with the same effect as if I were competent and acting on my own behalf subject only to the limitations herein contained.

        2.       To acquire,  own,  manage,  lease,  mortgage,  sell and
otherwise  deal with real estate and to have general  authority  with respect to real estate transactions as provided in IC 30-5-5-2.

        3.       To have general authority with respect to all matters and
affairs affecting property owned by me.

         This  General  Power of Attorney  ("GPA")  shall  remain in effect until  October 1, 2004,  or earlier  delivery of a written revocation of this
GPA to the person  serving as my Attorney in Fact  hereunder  and, if this
GPA is recorded,  such  revocation  shall reference the recorded GPA and shall be recorded in each county where this GPA has been recorded.

         The  references  herein to sections of the Indiana  Powers of Attorney
Act, IC 30-5,  shall be deemed to be references to the comparable provisions of any amended or successor statute if such Act is amended or replaced.

         Dated this 20th day of September, 2004.
/s/ Ashley Ottesen	/s/ Alvin E. Kite
Witness	Signature

/s/ Stacey D. Teeters	30 S. Meridian St.
Witness	Indianapolis, IN 46204
Address

STATE OF INDIANA  )
                  )SS:
COUNTY OF MARION  )

         Before me, a Notary Public in and for said County and State, personally  appeared Alvin E. Kite,  Ashley Ottesen,  and Stacey Teeters who
acknowledged the execution of the foregoing General Power of Attorney.

         WITNESS my hand and Notarial Seal, this 20th day of September, 2004.
Signature: /s/ Damyan W. Prout
Printed: Damyan W. Prout
Notary Public

My Commission Expires:	County of Residence:
April 27, 2012	Johnson

[Notary Seal]

         This  instrument  was  prepared  by Aaron J.  Dixon,  ICE  MILLER,
One  American  Square,  Box 82001,  Indianapolis,  Indiana 46282-0002;
Telephone:  317/236-2100.